EXHIBIT (B)(1)

                                September 3, 1997



Via Telecopier - 804-782-6606

Colonnade Capital L.L.C.
901 E. Byrd Street
Suite 1300
Richmond, Virginia  23219

Attention: Mr. John T. Herzog
           Managing Partner


               Re: Acquisition of National Picture & Frame Company

Gentlemen:

         Based on our discussion concerning your proposed acquisition of National Picture & Frame Company, a Delaware corporation ("National Picture"), and the related refinancing of the indebtedness of National Picture, AT&T Commercial Finance Corporation ("AT&T-CFC") is pleased to provide you with a financing commitment for, and agrees to act as administrative agent with respect to, the credit facilities (the "Facilities") described in Schedule 1 to this letter upon the terms and conditions described in this letter and in the attached schedule of Basic Terms (such schedule, attached hereto as Schedule 1 and including Schedules A, B and C thereto (the "Annex"), together with this letter is herein referred to as the "Commitment Letter").

         As we understand your transaction, you have organized a single-purpose holding company, NPF Holding Corporation, a Delaware corporation (the "Guarantor"), which in turn has established a single-purpose wholly-owned subsidiary, NPF Acquisition Corporation, a Delaware corporation (the "Borrower"), and the Borrower will enter into a merger agreement (the "Merger Agreement") with National Picture, and will, upon the purchase pursuant to an offer to purchase all of the issued and outstanding shares of common stock of National Picture (the "Tender Offer") of at least 90% of such common stock, merge (the "Merger") into National Picture, with National Picture being the surviving corporation. The tender price for the shares of common stock of National Picture will be $12.00 per share, and the shares of any holder of such common stock that does not tender pursuant to the Tender Offer will be converted into the right to receive cash consideration of $12.00 per share. The Tender Offer, the Merger, the refinancing of the existing debt of National Picture described above and the equity financings contemplated by the foregoing are collectively referred to as the Transaction. You have asked AT&T-CFC to provide the Facilities in connection with the Transaction.

         Subject to the satisfaction of the conditions contained in this Commitment Letter and your acceptance hereof, AT&T-CFC commits to lend the entire amount of the Facilities, on the terms and conditions referred to in this Commitment Letter.

         Please note, however, that the terms and conditions of our participation in the Transaction and in the Facilities are not limited to those set forth in this Commitment Letter. Those matters that are not covered or made clear herein or in the Annex are subject to mutual agreement of the parties. The terms and conditions of this commitment may be modified only in writing. In addition, this commitment is subject to (a) the preparation, execution and delivery of mutually acceptable loan documentation, including, without limitation, a revolving credit agreement, senior term loan agreement, and subordinated loan agreement and related security documents incorporating substantially the terms and conditions outlined herein and in the Annex, and such other terms, conditions and provisions customary for such transactions with AT&T-CFC generally, (b) the absence, in the reasonable opinion of AT&T-CFC, of
(i) a material adverse change in the business, condition (financial or otherwise), operations, performance or properties of National Picture and its subsidiaries, taken as a whole since April 30, 1997, (ii) a material change in the nature of the collateral being given to secure the Facilities or a material diminution in the value thereof, and (iii) any material adverse change in loan syndication or financial or capital market conditions generally from those currently in effect (it being understood that a change in interest rates in and of itself will not constitute such a material adverse change), and (c) the accuracy and completeness of all representations that you make to us and all information that you furnish to us in connection with this commitment and your compliance with the terms of this Commitment Letter. AT&T-CFC's commitment set forth in this Commitment Letter will terminate on October 31, 1997, unless the Tender Offer and the Facilities close on or before such date, without any further action by any person or entity and from and after such date shall have no further force or effect (except as otherwise provided herein and in the Annex with respect to indemnification and payment of Costs and the like by Colonnade Capital L.L.C. and the Borrower and matters of confidentiality).

         AT&T-CFC intends to syndicate the Facilities to additional Lenders and, to the extent that commitments are received from other Lenders, the initial commitment of AT&T-CFC shall be reduced. AT&T-CFC will manage all aspects of the syndication, including the timing of all offers to potential Lenders and the acceptance of commitments, the amounts offered and the compensation provided. By acceptance of this Commitment Letter, you agree to take all actions that AT&T-CFC may reasonably request to assist it in forming a syndicate acceptable to AT&T-CFC. Your assistance in forming such a syndicate shall include but not be limited to: (a) making your senior management and representatives and senior management and representatives of National Picture and its subsidiaries available to participate in information meetings with potential Lenders at such times and places as AT&T-CFC may reasonably request; (b) using your best efforts to ensure that the syndication efforts of AT&T-CFC benefit from your relationships; and (c) providing AT&T-CFC with all information reasonably deemed necessary by them to complete a successful syndication, including, without limitation, a summary of the operating prospects (including financial projections) of National Picture.

         To ensure an orderly and effective syndication of the Facilities, you agree that until the termination of the syndication by written notification received by you from AT&T-CFC, you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof) in the commercial bank market or institutional finance market, without the prior written consent of AT&T-CFC.

         You agree that AT&T-CFC will act as the sole administrative and collateral agent and sole arranger for the Facilities and that no additional agents, co-agents or arrangers will be appointed, or other titles conferred, except as designated by AT&T-CFC acting in consultation with you. You agree that no Lender will receive any compensation of any kind for its participation in the Facilities, except as expressly provided for in the Fee Letter (as hereinafter defined) or in the Annex.

         In addition to the fees described in the Annex, you hereby confirm your agreement to pay the non-refundable fees set forth in the fee letter dated the date hereof with AT&T-CFC (the "Fee Letter").

         You agree that each of this Commitment Letter and the Fee Letter is for your confidential use only and neither its existence nor the terms hereof will be disclosed by you to any person or entity other than your officers, directors, accountants, attorneys and other advisors, and then only on a "need to know" basis in connection with the Transaction and on a confidential basis, except that, following your return of an executed counterpart hereof to AT&T-CFC, you may (a) make public disclosure of the existence and amount of AT&T-CFC's commitment hereunder, (b) file a copy of this Commitment Letter in any public record in which it is required by law to be filed,(c) provide a copy of this Commitment Letter on a confidential basis to National Picture and its accountants, attorneys and other advisors, (d) make such public disclosures of this Commitment Letter as are necessary in connection with the Tender Offer and the Merger and (e) make such other public disclosures of the terms and conditions of this Commitment Letter as you are required by law, in the opinion of your counsel, to make. You agree that you will permit AT&T-CFC to review and approve any reference to AT&T-CFC or to any of its affiliates or any other agent or arranger under the Facilities contained in any press release or similar public disclosure prior to public release.

         You represent and warrant that (a) all information that has been or will hereafter be made available by or on behalf of you or by any of your representatives in connection with the Transaction and the other transactions contemplated hereby to AT&T-CFC or any of its affiliates or representatives or to any Lender or any potential Lender is and will, to the best of your knowledge, be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (b) all financial projections, if any, that have been or will be prepared by you or on your behalf or by any of your representatives and made available to AT&T-CFC or any of its affiliates or representatives or to any Lender or any potential Lender in connection with the Transaction and the other transactions contemplated hereby have been or will be prepared in good faith based upon reasonable assumptions (it being understood that the reasonableness of such assumptions is to be determined as of the time such projections are made and that such projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that no assurance can be given that any particular projections will be realized). You agree to supplement the information and projections from time to time so that the representations and warranties contained in this paragraph remains complete and correct.

         In issuing this commitment, AT&T-CFC is relying on the accuracy of the information furnished to it by you or by National Picture. The obligations of AT&T-CFC under this Commitment Letter are made solely for your benefit and may not be relied upon or enforced by any other person or entity. Without limiting the generality of the foregoing, the commitment evidenced by this Commitment Letter shall not be assignable by Colonnade Capital L.L.C. or the Borrower.

         In the event that any change in law or regulation affecting AT&T-CFC's entering into the transactions contemplated hereby shall impose upon AT&T-CFC any potential obligation, fee, liability, loss, claim, cost, expense, or damage which is not specifically contemplated by this Commitment Letter, the commitment evidenced by this Commitment Letter may be terminated by AT&T-CFC in its sole and absolute discretion (with all obligations of Colonnade Capital L.L.C. and the Borrower for indemnification, payment of Costs and the like and with respect to matters of confidentiality surviving the same).

         In consideration of the delivery of this Commitment Letter, Colonnade Capital L.L.C. and Borrower hereby agree jointly and severally, to indemnify and hold harmless AT&T-CFC, its subsidiaries and affiliates, and all of its and their respective officers, directors, employees, agents, attorneys, accountants, consultants and representatives (collectively, the "AT&T-CFC Parties") from and against any and all losses, claims, damages, liabilities and expenses arising prior to the closing of the Facilities which may be incurred by or asserted against AT&T-CFC or any of the AT&T-CFC Parties in connection in any way with any transactions which are the subject of, or arising out of, this commitment (excluding any matters arising out of the assignment by AT&T-CFC of its commitment hereunder to any third party) or use of the proceeds of the transaction described herein, including, without limitation, any expenses incurred in connection with investigating or defending any loss, claim, damage, liability or action (whether or not AT&T-CFC or one or more of the AT&T-CFC Parties is a party thereto), and Colonnade Capital L.L.C. and the Borrower hereby agree jointly and severally to hold harmless the AT&T-CFC Parties from and against any and all losses, claims, damages, liabilities and expenses arising from and against any and all losses, claims, damages, liabilities and expenses arising from and after the closing of the Facilities which may be incurred by or asserted against AT&T-CFC or any of the AT&T-CFC Parties in connection in any way with any transactions which are the subject of, or arising out of, this commitment (excluding any matters arising out of the assignment by AT&T-CFC of its commitment hereunder to any third party) or use of the proceeds of the transaction described herein, including, without limitation, any expenses incurred in connection with investigating or defending any loss, claim, damage, liability or action (whether or not AT&T-CFC or one or more of the AT&T-CFC Parties is a party thereto); provided that, neither Colonnade Capital L.L.C. nor the Borrower shall be required to indemnify AT&T-CFC or any of the AT&T Parties for any such loss, claim, damage, liability or expense arising our of the gross negligence or willful misconduct of AT&T-CFC or any of the AT&T Parties. The obligations described in this paragraph are independent of all obligations of Colonnade Capital L.L.C. and the Borrower hereunder and shall survive the expiration or termination of this commitment and shall be payable whether or not any of the transactions contemplated by this Commitment Letter ever occurs.

         THIS COMMITMENT LETTER SHALL BE GOVERNED, CONSTRUED AND ENFORCED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED, IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE). IF THIS COMMITMENT LETTER BECOMES THE SUBJECT OF A DISPUTE, COLONNADE CAPITAL L.L.C. AND THE BORROWER EACH CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY LOCAL, STATE AND FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK AND ANY APPELLATE COURTS THEREOF AND WAIVES ANY AND ALL RIGHT TO CONTEST SUCH JURISDICTION, WHETHER ON THE GROUNDS OF VENUE OR FORUM NON CONVENIENS OR OTHERWISE, AND WAIVES ANY RIGHT TO TRIAL BY JURY.

         This Commitment Letter embodies the entire understanding between the parties hereto relating to the matters discussed herein, and supersedes all prior or contemporaneous discussions, negotiations, proposals, agreement and understanding, whether oral or written, relating to the subject matter hereof. No course of prior conduct or dealings between the parties hereto, no usage of trade, and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain or modify any term used herein. Any modification or waiver of this Commitment Letter or the terms hereof must be in writing, must be stated to be such and must be signed by an authorized representative of each party hereto.

         This Commitment Letter may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         If you wish to accept this commitment, please sign and return to us the original of this Commitment Letter and of the Fee Letter on or before September 3, 1997, the date after which (unless earlier terminated in accordance with the terms hereof) AT&T-CFC reserves the right to deem this Commitment Letter terminated and of no further force or effect (except as otherwise provided herein and in the Annex with respect to indemnification and payment of Costs and the like by Colonnade Capital L.L.C. and the Borrower and matters of confidentiality), if such signed Commitment Letter and Fee Letter are not received by it. Upon AT&T-CFC's receipt of such signed Commitment Letter and Fee Letter from you, this Commitment Letter shall constitute the commitment of the Colonnade Capital L.L.C. and the Borrower to accept and consummate, and our commitment to provide, the Facilities described herein substantially on the terms and subject to the conditions set forth hereinabove.

                                     Very truly yours,

                                     AT&T COMMERCIAL FINANCE CORPORATION


                                     By:
                                          Name:_________________________________
                                          Title:________________________________

The  Foregoing Is Hereby  Accepted And
Agreed  To  In  All  Respects  By  The
Undersigned:


COLONNADE CAPITAL L.L.C.


By:____________________________
     Name:_____________________
     Title:____________________

Date:__________________________


NPF ACQUISITION CORPORATION


By:____________________________
     Name:_____________________
     Title:____________________

Date:__________________________

                                   Schedule 1
                           (to the Commitment Letter)


                                   SCHEDULE 1


                                   BASIC TERMS

         The more basic terms and conditions for the proposed transaction are the following:

         Lender: AT&T Commercial Finance Corporation, a Delaware corporation ("AT&T-CFC"), and such other banks, financial institutions and institutional lenders as may be acceptable to AT&T-CFC, including where the context permits AT&T-CFC, as administrative agent, and any Collateral Trustee.

         Administrative
         Agent:                     AT&T-CFC.

         Borrower:                  NPF  Acquisition  Corporation,   a  Delaware
                                    corporation.


         Guarantor:                 NPF   Holding   Corporation,    a   Delaware
                                    corporation.

         Facilities:                A revolving  credit  facility of $20,000,000
                                    (the  "Revolving  Credit  Facility")  with a
                                    term of 5 years; a senior term loan facility
                                    of   $30,000,000   (the  "Senior  Term  Loan
                                    Facility"),    comprised   of    $10,000,000
                                    ("Tranche  A")  with  a 5.5  year  term  and
                                    $20,000,000  ("Tranche  B")  with a 8.5 year
                                    term;  and,  a  Senior   Subordinated   Loan
                                    Facility of $14,000,000  (the  "Subordinated
                                    Loan   Facility",   and  together  with  the
                                    Revolving  Credit  Facility  and the  Senior
                                    Term Loan Facility, the "Facilities") with a term of 10 years.

         Guaranty:                  Each of the Facilities,  and the obligations
                                    of  the  Borrower   under  the   Transaction
                                    Documents,   will  be   guaranteed   by  the
                                    Guarantor.

         Purpose: To finance the purchase by the Borrower of the shares of National Picture & Frame Company ("National Picture"), to pay fees and expenses in connection with the Transaction and negotiation and closing of the Facilities and to refinance the borrowings of National Picture and to provide working capital for National Picture.

         Closing Fee:               A closing fee as specified in the Fee
                                    Letter.

         Interest Rates:            Any Loan under the Revolving Credit Facility
                                    shall  bear   interest  for  each   Interest
                                    Period,  as elected by the Borrower for such
                                    Interest  Period,  at a non-default  rate of
                                    (i) LIBOR  plus 250 basis  points  (provided
                                    that  if  an  Adverse   Determination   with
                                    respect  to any  Interest  Period  shall  be
                                    made,  the Revolving  Credit  Facility shall
                                    bear  interest at a  non-default  rate of 1%
                                    over  the  Prime  Rate  for  such   Interest
                                    Period), or (ii) 1% over the Prime Rate.

                                    The  Tranche  A Senior  Term  Loan  Facility
                                    shall  bear   interest  for  each   Interest
                                    Period,  as elected by the Borrower for such
                                    Interest  Period,  at a non-default  rate of
                                    (i) LIBOR  plus 275 basis  points  (provided
                                    that  if  an  Adverse   Determination   with
                                    respect  to any  Interest  Period  shall  be
                                    made,   the   Tranche  A  Senior  Term  Loan
                                    Facility    shall   bear   interest   at   a
                                    non-default  rate of 1.25%  over  the  Prime
                                    Rate  for  such  Interest  Period),  or (ii)
                                    1.25% over the Prime Rate.

                                    The  Tranche  B Senior  Term  Loan  Facility
                                    shall  bear   interest  for  each   Interest
                                    Period,  as elected by the Borrower for such
                                    Interest  Period,  at a non-default  rate of
                                    (i) LIBOR  plus 350 basis  points  (provided
                                    that  if  an  Adverse   Determination   with
                                    respect  to any  Interest  Period  shall  be
                                    made,   the   Tranche  B  Senior  Term  Loan
                                    Facility    shall   bear   interest   at   a
                                    non-default rate of 2% over the Prime Rate for such Interest Period), or (ii) 2% over the Prime Rate.

                                    The  Subordinated  Loan Facility  shall bear
                                    interest at a non-default rate of 4.75% over
                                    the Treasury  Rate  determined as of closing
                                    prior  to  the  fifth   anniversary  of  the
                                    closing,    payable    semiannually,     and
                                    thereafter  for  each  Interest  Period,  as
                                    elected by the  Borrower  for such  Interest
                                    Period,  at a non-default  rate of (i) LIBOR
                                    plus 475 basis points  (provided  that if an
                                    Adverse  Determination  with  respect to any
                                    Interest   Period   shall   be   made,   the
                                    Subordinated   Loan   Facility   shall  bear
                                    interest at a non-default rate of 3.25% over the Prime Rate for such Interest Period), or
                                    (ii) 3.25% over the Prime Rate.

                                    The default rate for each Facility  shall be
                                    2%  over  the  non-default   rate  for  such
                                    Facility   and  shall   apply   during   the
                                    continuance of an Event of Default under the
                                    Transaction   Documents   relating  to  such
                                    Facility.

                                    Interest  shall be  computed on the basis of
                                    (i) a  360-day  year  based on  actual  days
                                    elapsed  for any Loans  bearing at  interest
                                    calculated  on the  basis of  LIBOR,  (ii) a
                                    360-day  year  comprised  of 12  consecutive
                                    30-day months for any Loans bearing interest
                                    calculated  on the  basis  of  the  Treasury
                                    Rate,  and (iii) a 365 or 366-day  year,  as
                                    the  case  may  be,  based  on  actual  days
                                    elapsed  for  any  Loans  bearing   interest
                                    calculated on the basis of Prime Rate.

                                                   Related Definitions

                                    "Adverse  Determination" means, with respect
                                    to  any  Loan  calculated  on the  basis  of
                                    LIBOR,  a  determination  made  prior to any
                                    Interest Period,  that (i) adequate and fair
                                    means  do not  exist  for  ascertaining  the
                                    applicable  interest  rates by  reference to
                                    which  LIBOR is to be  determined  hereunder
                                    for such Interest Period, (ii) United States
                                    Dollar  deposits in the principal  amount of
                                    such    indebtedness   are   not   generally
                                    available in the London interbank market for
                                    a  period  equal  to such  Interest  Period,
                                    (iii) LIBOR as determined hereunder for such
                                    Interest  Period,  after taking into account
                                    payments  to be  made  by  the  Borrower  in
                                    respect   of   increased   costs  and  taxes
                                    associated with carrying such  indebtedness,
                                    will not  adequately  and fairly reflect the
                                    cost of funding such  indebtedness,  or (iv)
                                    the making or  continuation by the Lender of
                                    a  loan  bearing  interest  calculated  with
                                    reference to LIBOR shall, as a result of any
                                    change  in any law or  regulation  or in the
                                    interpretation  thereof by any  governmental
                                    authority charged with the administration or
                                    interpretation   thereof,   be  unlawful  or
                                    impermissible.

                                    "Interest  Period" means a one, two or three
                                    month  period,  as elected by the  Borrower,
                                    commencing on the date of Closing and ending
                                    on  the   last  day  of  such   period   and
                                    thereafter commencing on the last day of the
                                    immediately  preceding  period and ending on
                                    the last day of such one, two or three month
                                    period;    provided   that   the   foregoing
                                    provisions relating to Interest Periods are subject to the following:

                                            (i) if  any  Interest  Period  would
                                            otherwise  end on a day which is not
                                            a Business Day, that Interest Period
                                            shall  be   extended   to  the  next
                                            succeeding  Business Day, unless the
                                            result of such extension would be to
                                            carry  such  Interest   Period  into
                                            another   calendar  month  in  which
                                            event such Interest Period shall end
                                            on   the    immediately    preceding
                                            Business Day;

                                            (ii) no  Interest  Period may extend
                                            beyond  the final  maturity  date of
                                            the subject Facility; and

                                            (iii)  the   interest   rate  to  be
                                            applicable for each Interest  Period
                                            shall apply from and  including  the
                                            first day of such Interest Period to
                                            but excluding the last day thereof.

                                            For  purposes  of   determining   an
                                    Interest  Period,  a month  means  a  period
                                    starting on one day in a calendar  month and
                                    ending on a numerically corresponding day in
                                    the next calendar month, provided,  however,
                                    if an Interest Period begins on the last day
                                    of a month  or if  there  is no  numerically
                                    corresponding  day in the  month in which an
                                    Interest   Period  is  to  end,   then  such
                                    Interest   Period  shall  end  on  the  last
                                    Business Day of such month.

                                    "LIBOR"  shall  mean,  with  respect  to any
                                    Interest Period,  an interest rate per annum
                                    equal to the London  Interbank  Offered Rate
                                    for  such  Interest  Period,   adjusted  for
                                    applicable reserve requirements, determined in a manner satisfactory to AT&T-CFC and the Borrower.

                                    "Prime Rate" shall mean, with respect to any date, a fluctuating interest rate per annum equal to the Prime Rate based on a source selected by the AT&T-CFC and the Borrower.

                                    "Treasury  Rate"  means 6.05% plus or minus,
                                    as the  case may be,  85% of the  difference
                                    between 6.05% and the highest ask yield rate
                                    per  annum  for  the  6.375%  United  States
                                    Treasury  Notes due May,  2002, as published
                                    or announced  two (2) business days prior to
                                    closing,   or  (if  not  so   published   or
                                    announced at such time) interpolated in a manner to be mutually agreed upon by the Lender and the Borrower from publications or announcements of such rate, in the Eastern Edition of the Journal or, in the event that the Journal ceases for any reason to publish or announce such rate of interest, any other source selected by Lender.


         Facility Fees:             The Revolving Credit Facility will include a
                                    commitment   fee  of  0.5%  of  the   unused
                                    commitment payable quarterly in arrears.

         Conditions
         Precedent:                 The  Lender's  obligation  to make  any Loan
                                    under any of the Facilities shall be subject to such conditions precedent as shall be customary in transactions of this type and in any event shall include the conditions precedent set forth on Schedule B to this
                                    Schedule 1.

         Availability:              Loans under the  Revolving  Credit  Facility
                                    will be made on a borrowing base formula limited to the lesser of (i) the unused portion of the Revolving Credit Facility and
                                    (ii) the sum of 85% of Eligible Accounts and 50% of Eligible Inventory (such terms to be defined by AT&T-CFC).

         Amortization:              The Senior Term Loan Facility shall amortize
                                    according   to  the  schedule  of  principal
                                    payments attached hereto as Schedule A to this Schedule 1.

         Prepayments:               Mandatory  Prepayments:   Borrower  will  be
                                    required to make mandatory prepayments of the principal amounts outstanding from time to time under the Senior Term Loan Facility
                                    (and after the Senior Term Loan Facility is paid in full, on the Subordinated Loan
                                    Facility) on a date selected by the Borrower between May 1 and December 31, inclusive, of each year, at par, without premium, in an amount equal to 50% of the Excess Cash Flow for the immediately preceding fiscal year.

                                    In   addition,   if   the   Borrower   shall
                                    permanently reduce (through repayment or otherwise) the amount available to it under the Revolving Credit Facility (which will not be permitted for 12 months following the closing), the Borrower will, on the date of such permanent reduction, be required to make a mandatory prepayment of the principal amounts outstanding from time to time under the Senior Term Loan Facility (and after the Senior Term Loan Facility is paid in full, on the Subordinated Loan Facility), at par, together in the case of the Tranche B Senior Term Loan Facility with the Premium Amount, in an amount equal to the amount of such permanent reduction.

                                    Other   mandatory   prepayments  as  may  be
                                    required by the Lender upon determination of
                                    applicable   financial  and  other  negative
                                    covenants.

                                    Optional  Prepayments.  The Borrower may, at
                                    its option, upon appropriate notice,  prepay
                                    at any time  all,  or from  time to time any
                                    part of, the Senior Term Loan  Facility  (or
                                    after the Senior Term Loan  Facility is paid
                                    in full and the  Revolving  Loan Facility is
                                    no longer outstanding, the Subordinated Loan
                                    Facility),   in  an  amount  not  less  than
                                    $1,000,000   in  the   case  of  a   partial
                                    prepayment, at par, together, in the case of the Tranche B Senior Term Loan Facility and the Subordinated Loan Facility, with the Premium Amount determined for the prepayment date with respect to such principal amount. Optional prepayments of the Senior Term Loan Facility shall be applied pro rata to the Tranche A and Tranche B Senior Term Loan Facilities.

                                    Optional prepayments of the principal amount
                                    outstanding   from  time  to  time  under  a
                                    tranche of the Senior Term Loan Facility shall be allocated to reduce pro rata the scheduled prepayments of such tranche.

                                                 Related Definitions

                                    "Excess  Cash Flow"  means,  for any period,
                                    cash  flow  (to be  defined  to the your and
                                    AT&T-CFC's  mutual  satisfaction)  for  such
                                    period,  minus (a) capital  expenditures for
                                    such   period   and   (b)   all    scheduled
                                    prepayments on the Senior Term Loan Facility for such period.

                                    "Make-Whole  Amount" means,  with respect to
                                    the  Subordinated  Loan Facility,  an amount
                                    equal  to  the   excess,   if  any,  of  the
                                    Discounted Value of the Remaining  Scheduled
                                    Payments   with   respect   to  the   Called
                                    Principal of Subordinated Loan Facility over
                                    the   amount  of  such   Called   Principal,
                                    provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                                            "Called   Principal"   means,   with
                                            respect  to  the  Subordinated  Loan
                                            Facility,   the   principal  of  the
                                            Subordinated  Loan  Facility that is
                                            to be  prepaid  or has  become or is
                                            accelerated  upon  default,  as  the
                                            context requires.

                                            "Discounted   Value"   means,   with
                                            respect to the Called  Principal  of
                                            the Subordinated Loan Facility,  the
                                            amount  obtained by discounting  all
                                            Remaining  Scheduled  Payments  with
                                            respect  to  such  Called  Principal
                                            from their respective  scheduled due
                                            dates to the  Settlement  Date  with
                                            respect to such Called Principal, in
                                            accordance  with accepted  financial
                                            practice  and at a  discount  factor
                                            (applied on the same periodic  basis
                                            as that  on  which  interest  on the
                                            Subordinated    Loan   Facility   is
                                            payable)  equal to the  Reinvestment
                                            Yield with  respect  to such  Called
                                            Principal.

                                            "Reinvestment   Yield"  means,  with
                                            respect to the Called  Principal  of
                                            any Fixed Rate Note,  1.50% over the
                                            yield to maturity implied by (i) the
                                            yields  reported,  as of 10:00  A.M.
                                            (New York City  time) on the  second
                                            Business    Day     preceding    the
                                            Settlement Date with respect to such
                                            Called  Principal,  on  the  display
                                            designated  as  "Page  678"  on  the
                                            Telerate  Access  Service  (or  such
                                            other  display as may  replace  Page
                                            678 on the Telerate  Access Service)
                                            for  actively  traded U.S.  Treasury
                                            securities  having a maturity  equal
                                            to the  Remaining  Average  Life  of
                                            such  Called  Principal  as of  such
                                            Settlement  Date,  or  (ii)  if such
                                            yields are not  reported  as of such
                                            time or the  yields  reported  as of
                                            such time are not ascertainable, the
                                            Treasury  Constant  Maturity  Series
                                            Yields reported,  for the latest day
                                            for which such  yields  have been so
                                            reported  as of the second  Business
                                            Day  preceding the  Settlement  Date
                                            with    respect   to   such   Called
                                            Principal,    in   Federal   Reserve
                                            Statistical  Release  H.15 (519) (or
                                            any       comparable       successor
                                            publication)   for  actively  traded
                                            U.S.  Treasury  securities  having a
                                            constant   maturity   equal  to  the
                                            Remaining   Average   Life  of  such
                                            Called    Principal   as   of   such
                                            Settlement  Date. Such implied yield
                                            will be determined, if necessary, by
                                            (a)  converting  U.S.  Treasury bill
                                            quotations to bond-equivalent yields
                                            in    accordance    with    accepted
                                            financial     practice    and    (b)
                                            interpolating  linearly  between (1)
                                            the  actively  traded U.S.  Treasury
                                            security  with the duration  closest
                                            to and  greater  than the  Remaining
                                            Average  Life  and (2) the  actively
                                            traded U.S.  Treasury  security with
                                            the  duration  closest  to and  less
                                            than the Remaining Average Life.

                                            "Remaining Average Life" means, with
                                            respect to any Called Principal, the
                                            number of years  (calculated  to the
                                            nearest  one-twelfth  year) obtained
                                            by   dividing    (i)   such   Called
                                            Principal  into  (ii) the sum of the
                                            products obtained by multiplying (a)
                                            the  principal   component  of  each
                                            Remaining   Scheduled  Payment  with
                                            respect to such Called  Principal by
                                            (b) the number of years  (calculated
                                            to  the  nearest  one-twelfth  year)
                                            that   will   elapse   between   the
                                            Settlement Date with respect to such
                                            Called  Principal  and the scheduled
                                            due date of such Remaining Scheduled
                                            Payment.

                                            "Remaining    Scheduled    Payments"
                                            means,  with  respect  to the Called
                                            Principal of the  Subordinated  Loan
                                            Facility,   all   payments   of  the
                                            Subordinated   Loan   Facility   and
                                            interest  thereon  that would be due
                                            after the Settlement  Date and on or
                                            prior to the  fifth  anniversary  of
                                            the  closing  with  respect  to such
                                            Called  Principal  if no  payment of
                                            such  Called   Principal  were  made
                                            prior  to its  scheduled  due  date,
                                            provided  that  if  such  Settlement
                                            Date is not a date on which interest
                                            payments  are due to be  made  under
                                            the terms of the  Subordinated  Loan
                                            Facility,  then  the  amount  of the
                                            next succeeding  scheduled  interest
                                            payment   will  be  reduced  by  the
                                            amount of  interest  accrued to such
                                            Settlement  Date and  required to be
                                            paid.

                                            "Settlement    Date"   means,   with
                                            respect to the Called  Principal  of
                                            the Subordinated Loan Facility,  the
                                            date on which such Called  Principal
                                            is to be prepaid or paid in the case
                                            of  acceleration,   as  the  context
                                            requires.

                                    "Premium  Amount" means, (i) with respect to
                                    the prepayment of principal of the Tranche B
                                    Senior Term Loan  Facility,  an amount equal
                                    to 2% of such  prepayment  in respect of any
                                    prepayment   made   during  the  first  year
                                    following the date of closing, 1% of such prepayment during the second year following the date of closing and 0% thereafter, and
                                    (ii)  with  respect  to  the  prepayment  of
                                    principal of the Subordinated Loan Facility at any time on or prior to the fifth anniversary of the closing, the Make-Whole Amount.

         Collateral:                The Facilities  and the Borrower's  (and, as
                                    its    successor,     National    Picture's)
                                    obligations   and   liabilities   under  the
                                    Transaction Documents will be secured by all
                                    of  National  Picture's  present  and future
                                    assets,  both  real  and  personal  and both
                                    tangible  and   intangible   (in  all  cases
                                    whether now owned or hereafter acquired, and
                                    wherever    located)    and   all   proceeds
                                    (including,  but not limited  to,  insurance
                                    proceeds)   and   products   thereof.   More
                                    specifically,   Lender  (or  its  Collateral
                                    Trustee)    will    receive   a    perfected
                                    first-priority lien and security interest in, among other things:

                                    1)      All of  National  Picture's  license
                                            rights,   chattel  paper,  accounts,
                                            insurance proceeds, contract rights,
                                            tax refunds, documents, notes, trade
                                            names, trademarks,  patents, general
                                            and other intangibles;

                                    2)      All  of  National   Picture's  fixed
                                            assets      (including,      without
                                            limitation,    inventory,    rolling
                                            stock,   tractors,   trucks,   vans,
                                            automobiles, trailers, etc.); and

                                    3)      All  of  National   Picture's  other
                                            assets  and  properties,  including,
                                            but  not   limited   to,   all  real
                                            property  and  any  leases  thereof,
                                            leasehold  interests,  machinery and
                                            equipment.

                                    In  addition,  to the  collateral  described
                                    above securing the Facilities, the Guarantor
                                    will enter into a full recourse, irrevocable
                                    and unconditional guaranty of the Facilities
                                    and the  obligations  of the Borrower  under
                                    the  Transaction  Documents,  which guaranty
                                    shall be secured by the  Guarantor's  pledge
                                    of 100% of the common  stock of the Borrower
                                    (and, as its  successor,  National  Picture)
                                    and all proceeds and products  thereof.  The
                                    guaranty  shall  be in  form  and  substance
                                    satisfactory  to the Lender and shall in any
                                    event  include the covenant of the Guarantor
                                    (i) to maintain an  ownership of 100% of the
                                    capital stock of the  Borrower,  (ii) not to
                                    merge  or   consolidate   with   any   other
                                    corporation,  (iii)  to pay  its  taxes  and
                                    otherwise  comply with  applicable law, (iv)
                                    to  maintain  its  corporate  existence  and
                                    necessary  franchises,   (v)  to  limit  its
                                    business  to  the  direct  ownership  of the
                                    Borrower  (and, as its  successor,  National
                                    Picture),  (vi)  not  to  own  any  Material
                                    Property  other than the common stock of the
                                    Borrower  (and, as its  successor,  National
                                    Picture),  and  (vii)  not to  incur or have
                                    outstanding  any  indebtedness  for borrowed
                                    money   other   than   such  as   shall   be
                                    outstanding on the date of closing in an amount and subject to terms and conditions acceptable to the Lender (which indebtedness shall be subordinated to the obligations of the Guarantor under the Guaranty pursuant to subordination provisions acceptable to the Lender).

         Perfection:                All filings deemed  necessary or appropriate
                                    by the Lender will be made under the Uniform
                                    Commercial   Code  and  all  other  federal,
                                    state,  local or foreign laws to perfect the
                                    Lender's  liens,   security   interests  and
                                    mortgage  or  deed  of  trust  liens  in the
                                    Collateral.   The  Borrower   (and,  as  its
                                    successor, National Picture) will execute and deliver such documents, instruments or agreements and take such other and further actions, as the Lender may request in order to perfect or protect the Lender's liens, security interests and mortgage or deed of trust liens in the Collateral.

         Insurance:                 All risk of loss of the Collateral  shall be
                                    borne solely by the  Borrower.  The Borrower
                                    shall  purchase  and  maintain  at all times
                                    during  the term of the  Facilities  general
                                    liability  insurance and products  liability
                                    insurance  (in each case  naming  the Lender
                                    and  its   subsidiaries  and  affiliates  as
                                    additional  insureds),   all  risk  physical
                                    damage   insurance   and   business   income
                                    insurance   (naming   the   Lender  and  its
                                    subsidiaries  and  affiliates  as additional
                                    insureds  and as first loss  payees  under a
                                    standard   loss   payee   rider),   business
                                    interruption  (income) insurance,  flood and
                                    such other insurance  coverages  (including,
                                    but  not   limited   to,  key  person   life
                                    insurance  coverages) as the Lender may from
                                    time to time deem  reasonably  necessary  or
                                    appropriate,  in each case in such  amounts,
                                    with such  carriers,  and having  such terms
                                    and  conditions  as the Lender may from time
                                    to  time  deem   reasonably   necessary   or
                                    appropriate. Without limiting the generality
                                    of the  foregoing,  each policy of insurance
                                    shall  provide  at least  thirty  (30) days'
                                    prior  written  notice to the  Lender of any
                                    cancellation   or   modification    thereof,
                                    include  a waiver of  subrogation  rights by
                                    the  carrier  thereunder,  and  shall not be
                                    invalidated by, and shall maintain  coverage
                                    of the  Lender's and its  subsidiaries'  and
                                    affiliates'      interests      continuously
                                    irrespective     of,     any    breach    of
                                    representation,  warranty or covenant by any
                                    other  party.  At or  prior to  closing  and
                                    periodically  thereafter  (as the Lender may
                                    require),  the  Borrower  shall  provide the
                                    Lender with  certificates  or other  written
                                    evidence    satisfactory   to   the   Lender
                                    confirming the existence, carriers and terms
                                    and   conditions  of  the  above   described
                                    insurance coverages.

         Representations
         and Warranties:            Representations   and   Warranties   as  are
                                    customary  shall be provided by the Borrower
                                    and the Guarantor  (and, in connection  with
                                    National   Picture's   assumption   of   the
                                    Facilities   and  the   obligations  of  the
                                    Borrower under the Transaction Documents, by
                                    National Picture) including, but not limited
                                    to,  those  relating  to  due  organization,
                                    power and  authority  to execute and deliver
                                    the   Transaction   Documents   and  related
                                    documentation    and   to   undertake    the
                                    transactions  contemplated  thereby;  legal,
                                    valid,  binding and enforceable  Transaction
                                    Documents    and   related    documentation;
                                    receiving  required  approvals and consents;
                                    compliance  with  applicable  laws;  and  no
                                    arbitrations,    actions,   proceedings   or
                                    litigation that may have a material  adverse
                                    effect on the  Borrower,  the  Guarantor  or
                                    National Picture, the Transaction  Documents
                                    and related documentation or the Collateral,
                                    or   performance   by  the   Borrower,   the
                                    Guarantor  or National  Picture  thereunder.

Affirmative Covenants:              Affirmative covenants as are  customary
                                    shall be  provided by the Borrower  (and, as
                                    its successor, National   Picture),
                                    including,   but  not limited to,  those
                                    relating to  maintaining corporate
                                    existence;    compliance   with applicable
                                    laws; maintenance of all tangible Collateral
                                    in good  condition,  repair  and appearance
                                    and  in  accordance   with  any applicable
                                    manufacturers' specifications and
                                    recommendations;  continuous  maintenance of
                                    all required insurance coverages; payment of
                                    all taxes,  fees and  assessments in respect
                                    of the Collateral, the Transaction Documents
                                    and related  documentation;  performance  of
                                    obligations;   permitting   access   to  the
                                    Borrower's (and, as its successor,  National
                                    Picture's)    premises   for   purposes   of
                                    inspecting  the  Collateral  and  books  and
                                    records; preparation of financial statements
                                    in  accordance   with   generally   accepted
                                    accounting   principles  and  as  to  fairly
                                    represent the Borrower's financial position;
                                    and providing financial statements and other required materials and information in a timely manner.

Negative Covenants:                 Financial and   other   negative   covenants
                                    as  are customary  and in any  event
                                    including  the covenants  set forth in
                                    Schedule  C to this Schedule   1.

Financial   Reporting:              The Borrower  (and, as its  successor,
                                    National Picture)  shall furnish to the
                                    Lender during the term of the Facilities, among other things, the following:

                                    1)      Within  ninety  (90) days  after the
                                            end of each of the Borrower's fiscal
                                            years,   audited  annual   financial
                                            statements    for    the    Borrower
                                            certified    by    an    independent
                                            accounting  firm  acceptable  to the
                                            Lender;

                                    2)      Within  forty-five  (45) days  after
                                            the end of  each  of the  Borrower's
                                            fiscal   quarters  (other  than  the
                                            fourth  fiscal  quarter)  of each of
                                            its    fiscal    years,    quarterly
                                            financial    statements    for   the
                                            Borrower,  internally  prepared  and
                                            certified  by  the  Chief  Financial
                                            Officer of the Borrower;

                                    3)      Annual   budgets   and   projections
                                            prepared   on   a   monthly   basis,
                                            including a monthly  balance  sheet,
                                            income  statement  and  statement of
                                            cash  flow,  certified  by the Chief
                                            Financial  Officer of the  Borrower;
                                            and

                                    4)      Any   other    reports    (including
                                            borrowing       base       reports),
                                            certificates,   materials  or  other
                                            information,   as  the   Lender  may
                                            reasonably    deem    necessary   or
                                            appropriate at any time or from time
                                            to time.

         Events of
         Default: The Transaction Documents shall contain events of default (with certain grace periods where appropriate) as are customary, including, but not limited to, those relating to non-payment of any indebtedness or other amounts due under the Transaction Documents or related documentation; failure by the Borrower (and, as its successor, National Picture) or the Guarantor to perform or observe any other covenant, condition or agreement under the Transaction Documents or related documentation, any other agreement with AT&T Capital Corporation or any subsidiary or affiliate or any other agreement deemed material by the Lender; any breach of warranty or misrepresentation by the Borrower, National Picture or the Guarantor; the Borrower (and, as its successor, National Picture) or the Guarantor making a voluntary or involuntary assignment for the benefit of creditors or becoming insolvent or generally failing to pay debts as they come due; voluntary or involuntary proceedings under any bankruptcy, insolvency, receivership or other similar laws by or against Borrower (and, as its successor, National Picture) or the Guarantor; revocation, rescission or termination of any Transaction Document; any Collateral being levied against, seized or attached; and the Borrower (and, as its successor, National Picture) or the Guarantor voluntarily or involuntarily dissolving or being terminated.

         Governing Law:             New York (excluding choice-of-law principles
                                    of the law of such State that would  require
                                    the   application   of   the   laws   of   a
                                    jurisdiction other than such State).

         Other Matters:             All reasonable  fees,  assessments,  closing
                                    costs and other  expenses and  disbursements
                                    (including,  but not limited to,  legal fees
                                    and disbursements  (including the reasonable
                                    legal  fees  and  expenses  of  Chapman  and
                                    Cutler,  AT&T-CFC's  special  counsel in the
                                    subject transaction),  appraisal,  valuation
                                    and  examination  expenses,  title  and lien
                                    search  fees,  insurance  fees,  filing  and
                                    recording fees and taxes,  corporate  search
                                    fees and the initial and  on-going  fees and
                                    expenses of AT&T-CFC's  Collateral  Trustee)
                                    incurred in  connection  with this  proposed
                                    transaction  ("Costs")  will be borne by the
                                    Colonnade  Capital L.L.C.  and the Borrower,
                                    jointly   and   severally,   and   will   be
                                    reimbursed to AT&T-CFC on demand, whether or
                                    not the  proposed  transaction  contemplated
                                    herein is consummated  and regardless of the
                                    reasons  for which such  transaction  is not
                                    consummated, unless the proposed transaction
                                    is not  consummated  solely  as a result  of
                                    AT&T-CFC's  breach of its obligations  under
                                    the  Commitment  Letter.  After the  closing
                                    date  for  this  proposed  transaction,  the
                                    Borrower  shall  bear all  fees,  costs  and
                                    expenses  (including,  but not limited,  to,
                                    legal fees and  disbursements)  incurred  by
                                    the Lender during the  administration of the
                                    Facilities or the Transaction Documents,  or
                                    as a result of any breach of representation,
                                    warranty,  covenant, condition or agreement,
                                    or  in   respect   of  the   collection   or
                                    enforcement of any of Lender's (or its Collateral Trustee's) rights or remedies, under any of the Transaction Documents, which Costs shall not include ATT-CFC's costs in connection with the syndication of the Facilities. Payment of all such amounts shall be payable upon demand and be secured by the Collateral and the Guaranty.

                                   Schedule A
                    (to Schedule 1 to the Commitment Letter)


                                   SCHEDULE A


                         SCHEDULE OF PRINCIPAL PAYMENTS

                 TRANCHE A SENIOR              TRANCHE B SENIOR
DATE(1)         TERM LOAN FACILITY            TERM LOAN FACILITY
-------         ------------------            ------------------

9/30/98             $  250,000                     $  125,000
3/30/99             $  375,000                     $  125,000
9/30/99             $  375,000                     $  125,000
3/30/00             $  750,000                     $  125,000
9/30/00             $  750,000                     $  125,000
3/30/01             $1,250,000                     $  125,000
9/30/01             $1,250,000                     $  125,000
3/30/02             $1,625,000                     $  437,500
9/30/02             $1,625,000                     $  437,500
3/30/03             $1,750,000                     $1,625,000
9/30/03                                            $1,625,000
3/30/04                                            $2,750,000
9/30/04                                            $2,750,000
3/30/05                                            $3,125,000
9/30/05                                            $3,125,000
3/30/06                                            $3,250,000




--------
(1) Assuming a September 30, 1997 closing

                                   SCHEDULE B


                         CONDITIONS PRECEDENT TO CLOSING


(1) Satisfactory Due Diligence. The Lender has completed substantial due diligence on the Borrower, the Guarantor and National Picture. If the ongoing due diligence investigation discloses information not previously disclosed to AT&T-CFC, or AT&T-CFC otherwise discovers information which is inconsistent in a material and adverse manner with any such information previously disclosed to it, that AT&T-CFC believes has had or could have, individually or in the aggregate, a material adverse impact on the business, condition (financial or otherwise), operations, performance or properties of the Borrower, the Guarantor or National Picture, then (a) AT&T-CFC shall be entitled to decline to participate in the financing contemplated herein or (b) AT&T-CFC may suggest alternative financing amounts or structures that ensure adequate protection for AT&T-CFC, in each case in AT&T-CFC's sole discretion.

(2) Inventory Report. Receipt by the Lender of a net orderly liquidation value inventory report prepared by Daley-Hodkin, Inc., in form and substance satisfactory to the Lender, with respect to the fair market value of National Picture's and its subsidiaries' inventory, and the Lender shall be satisfied that there shall have been no material diminution in value of such inventory since the date of such reports.

(3) Other Reports. (a) Receipt by the Lender of (i) a financial condition certificate, in form and substance satisfactory to the Lender, from the Borrower, executed by its senior financial officer, and from National Picture, executed by its senior financial officer, and (ii) a solvency opinion and an appraisal report, in each case in form and substance satisfactory to the Lender, from Valuation Research Corporation, and the Lender shall be satisfied that there shall have been no material change in the facts and circumstances thereof or to the assumptions made therein or any material diminution in the value stated in such reports, and (b) the Lender shall be satisfied that there shall have been no material change in the facts and circumstances of any of the foregoing or of any other report on the condition (financial or otherwise) of the Borrower or National Picture received prior to the date hereof or on the assumptions made therein.


                                   Schedule B
                    (to Schedule 1 to the Commitment Letter)

(4) Revolver Availability. After giving effect to the consummation of the Related Transactions referred to below, the Borrower shall have at least an amount of $2,000,000 available for borrowing under the Revolving Credit Facility.

(5) Insurance. Receipt by the Lender of satisfactory evidence of the required insurance coverages.

(6)      Governmental  Approvals.   The  Lender  shall  be  satisfied  that  all
         necessary registrations, filings and requests for approval shall have been made with the appropriate governmental authorities.

(7) Opinions. Receipt by the Lender of satisfactory opinions of counsel for the Guarantor, the Borrower and National Picture as shall be customary in transactions of the type contemplated by this letter and in any event including such matters as shall be reasonably requested by the Lender.

(8)      Related Transactions.  Contemporaneously with the closing,

                   (i) Borrower shall have purchased 90% of the issued and outstanding capital stock of National Picture pursuant to the Tender Offer and the Borrower shall have merged into National Picture pursuant to a merger agreement, which shall be in form and substance satisfactory to the Lender, with National Picture being the surviving corporation;

                  (ii) National Picture shall have assumed the Facilities and the obligations of the Borrower under the Transaction Documents pursuant to an Assumption Agreement, in form and substance satisfactory to the Lender;

                 (iii) all subsidiaries of National Picture (whether directly or indirectly owned) shall have merged into National Picture pursuant to a merger agreement, which shall be in form and substance satisfactory to the Lender, with National Picture being the surviving corporation; and

                  (iv) equity and equity-like interests in the Guarantor shall have been purchased by Colonnade Capital L.L.C., Commonwealth Investors II, L.P., Billy D. Moore, Richard A. Beattie, Robert T. Littlejohn and such other investors as shall be satisfactory to AT&T-CFC for an aggregate purchase price of $14,725,000.

         The foregoing are referred to herein as the "Related Transactions."

(9) Proceedings Satisfactory. All corporate and other proceedings in connection with the transactions contemplated by this letter and all documents and instruments incident to such transactions shall be satisfactory to the Lender, and the Lender shall have received all such counterpart originals or certified or other copies of such documents as the Lender may reasonably request.

                                   SCHEDULE C


                     FINANCIAL AND OTHER NEGATIVE COVENANTS

Financial covenants applicable to the Borrower and National Picture shall be as are customary and acceptable to AT&T-CFC, and which are expected to include in any event a minimum current ratio, maximum total debt-to-ETBITDA, minimum EBIT-to-interest expense, minimum fixed charge ratio, minimum net worth and maximum capital expenditures. Other negative covenants applicable to the Borrower and National Picture shall be as are customary and acceptable to AT&T-CFC, and which are expected to include in any event limitations and/or prohibitions on indebtedness, liens, distributions, investments, mergers, sale of assets, lease rentals, line of business, subsidiaries and salaries and bonuses.




                                   Schedule C
                    (to Schedule 1 to the Commitment Letter)